Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Chaparral Resources, Inc. 1989 Stock Warrant Plan of our report dated April 8, 1997, with respect to the consolidated financial statements of Chaparral Resources, Inc. included in the Annual Report (Form 10-K) for the year ended November 30, 1996.



                                                  /s/ Ernst & Young LLP
                                                  ERNST & YOUNG LLP

Denver, Colorado
April 11, 1997